                                                                18 August 1998


                               PUT/CALL AGREEMENT

This Agreement is entered into between Josh Mailman, having offices at Sirius Business Corporation located at 150 East 58th Street, New York, NY 10155 and Telecom Wireless Corporation (OTC BB: NOYR) located at 5299 DTC Boulevard, Englewood, Colorado 80111, hereinafter referred to as NOYR. This Agreement is related to the acquisition of shares of International Datacasting Corporation (MSE:IDA) located at 2680 Queensview Drive, Ottawa, Ontario, Canada K2B 8H6, hereinafter referred to as IDC.

Whereas Josh Mailman is a shareholder of IDC currently holding a total of 600,000 shares and has a separate agreement with IDC to purchase 2,000,000 treasury shares of IDC and an option to purchase an additional 2,000,000 treasury shares; and

Whereas NOYR wishes to acquire shares of IDC and is in the process of negotiating a separate agreement with IDC and its major shareholders in order to acquire these shares.

The parties to this Agreement do hereby agree as follows:

     1. NOYR agrees to purchase from Josh Mailman a total of 2,600,000 IDC shares no later than 16 September 1999, at a price of $1.00 (CDN) per share in cash or, at the sole discretion of Josh Mailman, the equivalent value in NOYR shares.

     2. NOYR agrees to purchase from Josh Mailman the second total of 2,000,000 shares, within 30 days after they have been purchased by Josh Mailman, under the same terms as paragraph 1 of this Agreement.

     3. Josh Mailman agrees to sell their complete holding of IDC shares to NOYR upon 5 days notice from NOYR under the same terms as paragraph 1 of this Agreement, the total of such holdings to be determined as those that are owned by Josh Mailman as of the date of notice from NOYR.

     4. The parties agree that, for the purposes of this Agreement only, any NOYR shares provided to Josh Mailman in lieu of cash shall be valued at $10.00 USD per share or, at the sole discretion of Josh Mailman, at a price equal to 70% of market price on the date of transaction.

     5.   The effective date of this Agreement shall be 16 August 1999.


Signed and agreed to by:


/s/ Josh Mailman                           /s/ James C. Roberts
---------------------------------          -------------------------------------
Josh Mailman                               Dr. James Roberts, Chairman
                                           and CEO Telecom Wireless Corporation



                           CONFIDENTIAL INFORMATION

                                    AMENDMENT
                                       TO
                               PUT/CALL AGREEMENT

                THIS AGREEMENT is an amendment (the "Amendment") dated as of October ___, 1999 to that certain Put/Call Agreement, dated August 16, 1999 (the "Agreement"), between Josh Mailman and Telecom Wireless Corporation. Capitalized terms, unless otherwise defined herein, shall have the same meanings as given to them in the Agreement. Except as amended and supplemented hereby, the Agreement is hereby ratified, confirmed and reaffirmed in all respects.

                WHEREAS, the parties hereto desire to amend certain terms of the Agreement.

                NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, it is hereby agreed that the Agreement shall be amended as follows:

                a. Paragraph 1 shall be deleted and replaced in its entirety by the following:

                "At any time from the effective date of this Agreement until February 1, 2000, Josh Mailman has the right to cause NOYR to purchase and NOYR agrees to purchase from Josh Mailman a total of 2,600,000 shares of common stock of IDC at a price of $1.00 (CAD) per share in cash or, at the sole discretion of Josh Mailman, the equivalent value in NOYR shares or in the form of a note, the terms of which shall be mutually determined by NOYR and Josh Mailman."

                b. Paragraph 4 shall be deleted and replaced in its entirety by the following:

                "The parties agree that, for the purposes of paragraph 1 herein, any NOYR shares provided to Josh Mailman in lieu of cash shall he valued at the lesser of $5.00 USD per share or 70% of the market price on the date of the transaction."

                This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.

                IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment to be effective as of the date first written above.


                                      TELECOM WIRELESS CORPORATION

                                      By:   /s/ Calvin D. Smiley
                                          -----------------------------------
                                            Authorized Signatory
                                          -----------------------------------
                                      Name:   Calvin D. Smiley
                                            ---------------------------------
                                      Title:  President
                                            ---------------------------------

                                      ---------------------------------------
                                      Joshua Mailman



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